Exhibit 99.1

Stronghold Announces Fourth Quarter 2023 Operating and Financial Results

NEW YORK, March 6, 2024 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, the “Company”, or “we”) today announced financial and operational results for the fourth quarter and full year 2023 and provided an operational update:

Recent Operational and Financial Highlights

•
Achieved ~3.8 EH/s of actual hash rate on installed hash rate capacity of 4.1 EH/s, following the installation of 5,000 recently purchased Bitcoin miners. The Company has less than $1mm of outstanding capital commitments for miners heading into the April 2024 halving.

•
Current energized slots in existing Stronghold data centers have the capacity to support over 7 EH/s of hash rate. Stronghold believes it has the unique opportunity to significantly increase its hash rate capacity within its existing infrastructure and is evaluating options to accomplish this, including through its existing miner purchase option with Canaan Inc., additional Bitcoin miner replacements, expansion of Bitcoin mining agreements, and other strategic opportunities.

•
Executed electricity sales and purchase agreements with Champion Energy Services, LLC, a Calpine company (the “ESPAs”). Stronghold expects the ESPAs to provide a flexible source of power to the Scrubgrass and Panther Creek data centers at a cost that the Company independently estimates will be approximately $10-12/MWh, including all ancillary charges and taxes, plus the cost of wholesale power, assuming prices range from $10-40/MWh. The Company believes that extended periods of low power pricing, especially in shoulder months, will yield the opportunity to import power to reduce overall cost of power.

•	Scrubgrass Plant carbon capture project is registered on the Puro Carbon Registry (“Puro”) in late February. The Company expects to begin the audit process with Puro in the near future.

•	Second KarbolithTM is now operational at the Scrubgrass Plant.

•
Fixed costs down ~$33 million for the full year 2023 versus the full year 2022, representing a ~37% reduction. Fixed costs include operations & maintenance expenses and general & administrative expenses, excluding stock-based compensation.

•
The Company generated revenues of $21.7 million, net loss of $21.2 million, and non-GAAP Adjusted EBITDA of $2.3 million during the fourth quarter of 2023. Revenues comprised $15.1 million from cryptocurrency self-mining, $5.4 million from cryptocurrency hosting, and $1.1 million from the sale of energy.[1]

1 See Non-GAAP Reconciliation table.

Bitcoin Mining Update

Stronghold generated 599 Bitcoin during the fourth quarter of 2023, which was down 3% versus the third quarter of 2023 and represented 34% growth compared to the fourth quarter of 2022, respectively. Bitcoin mining economics began to recover over the course of 2023. Bitcoin hash price, which is Stronghold’s preferred measure of conveying mining revenue per unit of hash rate due to its inclusion of Bitcoin price, transaction fees, and network hash rate/difficulty in the calculation, averaged $81/PH/s during the fourth quarter of 2023 as compared to $62/PH/s during the fourth quarter of 2022, representing a 31% improvement. Bitcoin price averaged $36,247 during the fourth quarter of 2023, up 101% compared to the average of $18,073 during the fourth quarter of 2022. Transaction fees averaged 14.6% of block subsidies during the fourth quarter of 2023, up 620% or 1,255 basis points compared to 2.0% of block subsidies during the fourth quarter of 2022. These improvements were partially offset by the rise in network hash rate, which averaged 460 EH/s during the fourth quarter of 2023, up 81% compared to the average network hash rate of 254 EH/s during the fourth quarter of 2022.

Stronghold mined 170 Bitcoin in February 2024 and generated approximately $0.2 million in energy revenue, which represents the equivalent of approximately 3 additional Bitcoin based on the average price of Bitcoin during the month. This equates to approximately 173 of Bitcoin-equivalent production in February 2024, down approximately 14% from Bitcoin-equivalent production in January 2024. Two fewer days in the month contributed to a 7% reduction in Bitcoin mined, the increase in network hash rate contributed to a 9% reduction, and lower transaction fees contributed to a 6% reduction. Adjusting for these items, Bitcoin-equivalent production would have increased 7% from January, which was largely driven by the installation of the 5,000 newly delivered miners that are now hashing. The Company generated an estimated $7.9 million of revenue during February, down approximately 1% from January 2024. While the aforementioned decline in Bitcoin production and slightly lower energy revenue were headwinds, they were largely offset by the 16% increase in Bitcoin price.

Stronghold Carbon Capture Update

Stronghold has continued to progress the development of its carbon capture project. As previously announced, recent test results from the Scrubgrass Plant have demonstrated carbonation of up to 14% by starting weight of ash, up from prior estimates of up to 12%. Puro registered the Company’s carbon capture project at the Scrubgrass Plant in late February. The Company will now undertake the audit process with Puro, with the goal of accreditation as early as the end of the second quarter of 2024. Please see the presentation posted to the Company’s website on December 12, 2023, and the Company’s Quarterly Report on Form 10-Q dated November 14, 2023, for additional details and assumptions relating to the carbon capture project.

In partnership with Karbonetiq, Inc., the second Karbolith has been installed at the Scrubgrass Plant, and includes structural and design enhancements aimed to increase airflow and carbonation such as increased height, a third window unit, and additional perforated pipes with more outlets connecting to foundation. Each of the enhancements were added while reducing costs and construction time. The second Karbolith had an equipment cost of $33,000, a reduction of approximately 50% when compared to the first Karbolith.

Liquidity and Capital Resources

As of December 31, 2023, and February 29, 2024, we had approximately $7.4 million and $10.2 million, respectively, of cash, cash equivalents, and Bitcoin on our balance sheet, which included approximately 77 Bitcoin and 5 Bitcoin, respectively. As of December 31, 2023, and February 29, 2024, the Company had principal amount of outstanding indebtedness, excluding financed insurance premiums, of approximately $56.5 million and $55.8 million, respectively. Stronghold currently has approximately $0.7 million of remaining capital expenditures required related to its previously announced miner purchase agreements in 2024, and currently has no material capital commitments beyond June of 2024. As of February 29, 2024, Stronghold had approximately $3.4 million of capacity remaining under its at-the-market offering agreement (“ATM”) with H.C. Wainwright & Co., LLC. In 2023, Stronghold issued approximately $11.6 million of Class A common stock at an average price of $6.47 per share under its ATM for approximately $11.2 million of net proceeds, with approximately $0.4 million paid in commissions. The Company has not sold any of its shares under the ATM since the end of the fourth quarter of 2023.

Conference Call

Stronghold will host a conference call today, March 6, 2024 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) with an accompanying presentation to discuss these results. A question-and-answer session will follow management’s presentation.

To participate, a live webcast of the call will be available on the Investor Relations page of the Company’s website at ir.strongholddigitalmining.com. To access the call by phone, please use the following link Stronghold Digital Mining Fourth Quarter 2023 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code required to join the live call. To ensure you are connected prior to the beginning of the call, please register a minimum of 15 minutes before the start of the call.

A replay will be available on the Company’s Investor Relations website shortly after the event at ir.strongholddigitalmining.com.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release, including guidance, constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements, including with respect to its potential carbon capture initiative. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third-party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment including to upgrade our current fleet; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements; our ability to replicate and scale the carbon capture project; our ability to manage costs related to the carbon capture project; and our ability to monetize our carbon capture project, including through the private market and our ability to qualify for, obtain, monetize or otherwise benefit from the Puro registry and Section 45Q tax credits. More information on these risks and other potential factors that could affect our financial results are included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on April 3, 2023, and in our subsequently filed Quarterly Reports on Form 10-Q. The Company expects to file its Annual Report on Form 10-K for the fiscal year 2023 on or around March 8, 2024. Any forward-looking statement or guidance speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements or guidance, whether because of new information, future events, or otherwise.

In January 2021, the Internal Revenue Service issued final regulations under Section 45Q of the Internal Revenue Code, which provides a tax credit disposed of in secure geological storage (in the event of direct air capture that results in secure geological storage, credits are valued at $180 per ton of carbon dioxide (“CO2” captured) or utilized in a manner that satisfies a series of regulatory requirements (in the event of direct air capture that results in utilization, credits are valued at $130 per ton of CO2 captured). We may benefit from Section 45Q tax credits only if we satisfy the applicable statutory and regulatory requirements, and we cannot make any assurances that we will be successful in satisfying such requirements or otherwise qualifying for or obtaining the Section 45Q tax credits currently available or that we will be able to effectively benefit from such tax credits. Additionally, the amount of Section 45Q tax credits from which we may benefit is dependent upon our ability to satisfy certain wage and apprenticeship requirements, which we cannot assure you that we will satisfy. We are currently exploring whether our carbon capture initiatives discussed herein would be able to qualify for any Section 45Q tax credit. It is not entirely clear whether we will be able to meet any required statutory and regulatory requirements, and qualification for any amount of Section 45Q credit may not be feasible with our currently planned direct air capture initiative. Additionally, the availability of Section 45Q tax credits may be reduced, modified or eliminated as a matter of legislative or regulatory policy. Any such reduction, modification or elimination of Section 45Q tax credits, or our inability to otherwise benefit from Section 45Q tax credits, could materially reduce our ability to develop and monetize our carbon capture program. These and any other changes to government incentives that could impose additional restrictions or favor certain projects over our projects could increase costs, limit our ability to utilize tax benefits, reduce our competitiveness, and/or adversely impact our growth. Any of these factors may adversely impact our business, results of operations and financial condition.

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS:
Cash and cash equivalents	$4,214,613	$13,296,703
Digital currencies	3,175,595	109,827
Accounts receivable	507,029	10,837,126
Inventory	4,196,812	4,471,657
Prepaid insurance	3,787,048	4,877,935
Due from related parties	97,288	73,122
Other current assets	1,675,084	1,975,300
Total current assets	17,653,469	35,641,670
Equipment deposits	8,000,643	10,081,307
Property, plant and equipment, net	144,642,771	167,204,681
Operating lease right-of-use assets	1,472,747	1,719,037
Land	1,748,440	1,748,440
Road bond	299,738	211,958
Security deposits	348,888	348,888
Other noncurrent assets	170,488	—
TOTAL ASSETS	$174,337,184	$216,955,981
LIABILITIES:
Accounts payable	11,857,052	27,540,317
Accrued liabilities	10,787,895	8,893,248
Financed insurance premiums	2,927,508	4,587,935
Current portion of long-term debt, net of discounts and issuance fees	7,936,147	17,422,546
Current portion of operating lease liabilities	788,706	593,063
Due to related parties	718,838	1,375,049
Total current liabilities	35,016,146	60,412,158
Asset retirement obligation	1,075,728	1,023,524
Warrant liabilities	25,210,429	2,131,959
Long-term debt, net of discounts and issuance fees	48,203,762	57,027,118
Long-term operating lease liabilities	776,079	1,230,001
Contract liabilities	241,420	351,490
Total liabilities	110,523,564	122,176,250
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK:
Common Stock – Class V; $0.0001 par value; 34,560,000 shares authorized and 2,405,760 and 2,605,760 shares issued and outstanding as of December 31, 2023, and 2022, respectively.	20,416,116	11,754,587
Total redeemable common stock	20,416,116	11,754,587
STOCKHOLDERS’ EQUITY (DEFICIT):
Common Stock – Class A; $0.0001 par value; 685,440,000 shares authorized; 11,115,561 and 3,171,022 shares issued and outstanding as of December 31, 2023, and 2022, respectively.	1,112	317
Series C convertible preferred stock; $0.0001 par value; 23,102 shares authorized; 5,990 and 0 shares issued and outstanding as of December 31, 2023, and 2022, respectively.	1	—
Series D convertible preferred stock; $0.0001 par value; 15,582 shares authorized; 7,610 and 0 shares issued and outstanding as of December 31, 2023, and 2022, respectively.	1	—
Accumulated deficits	(331,647,755)	(240,443,302)
Additional paid-in capital	375,044,145	323,468,129
Total stockholders’ equity	43,397,504	83,025,144
Total redeemable common stock and stockholders’ equity	63,813,620	94,779,731
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$174,337,184	$216,955,981

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended,		Twelve months ended,
	(unaudited)
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
OPERATING REVENUES:
Cryptocurrency mining	$15,120,466	$8,048,141	$52,885,456	$58,763,565
Cryptocurrency hosting	5,419,517	177,545	14,614,589	459,872
Energy	1,131,661	15,577,441	5,814,251	45,384,953
Capacity	—	878,610	1,442,067	5,469,648
Other	67,743	53,839	209,937	145,780
Total operating revenues	21,739,387	24,735,576	74,966,300	110,223,818
OPERATING EXPENSES:
Fuel	6,328,207	3,678,210	28,590,348	32,970,826
Operations and maintenance	8,630,092	9,581,012	32,836,172	57,030,189
General and administrative	6,284,836	11,612,519	31,430,280	44,460,810
Depreciation and amortization	9,390,265	10,001,218	35,415,286	47,235,344
Loss on disposal of fixed assets	3,709,940	279,722	3,818,307	2,511,262
Realized gain on sale of digital currencies	(242,856)	(165,714)	(967,995)	(1,102,220)
Realized (gain) loss on sale of miner assets	(52,000)	—	(52,000)	8,012,248
Impairments on miner assets	—	24,083,112	—	40,683,112
Impairments on digital currencies	226,788	162,792	910,029	8,339,660
Impairments on equipment deposits	—	5,120,000	5,422,338	17,348,742
Total operating expenses	34,275,272	64,352,871	137,402,765	257,489,973
NET OPERATING LOSS	(12,535,885)	(39,617,295)	(62,436,465)	(147,266,155)
OTHER INCOME (EXPENSE):
Interest expense	(2,417,829)	(3,097,706)	(9,846,359)	(13,911,008)
Loss on debt extinguishment	—	(7,661,682)	(28,960,947)	(40,517,707)
Gain on extinguishment of PPP loan	—	—	—	841,670
Changes in fair value of warrant liabilities	(6,227,175)	2,924,106	(646,722)	4,226,171
Realized gain on sale of derivative contract	—	—	—	90,953
Changes in fair value of forward sale derivative	—	—	—	3,435,639
Changes in fair value of convertible note	—	—	—	(2,167,500)
Other	20,000	45,970	65,000	95,970
Total other income (expense)	(8,625,004)	(7,789,312)	(39,389,028)	(47,905,812)
NET LOSS	$(21,160,889)	$(47,406,607)	$(101,825,493)	$(195,171,967)
NET LOSS attributable to noncontrolling interest	(3,765,018)	(19,475,390)	(30,428,749)	(105,910,737)
Deemed contribution from exchange of Series C convertible preferred stock	20,492,568	—	20,492,568	—
NET LOSS attributable to Stronghold Digital Mining, Inc.	$3,096,697	$(27,931,217)	$(50,904,176)	$(89,261,230)
NET LOSS attributable to Class A common shareholders:
Basic	$0.34	$(7.36)	$(7.46)	$(34.53)
Diluted (1)	$(1.46)	$(7.36)	$(7.46)	$(34.53)
Weighted average number of Class A common shares outstanding:
Basic	9,037,428	3,794,708	6,821,173	2,584,907
Diluted	11,933,089	3,794,708	6,821,173	2,584,907

(1) The diluted earnings per share for the three months ended December 31, 2023, reflects the potential dilutive impact of Series D convertible preferred stock using the as-if converted method and excludes the associated deemed contribution from the exchange of Series C convertible preferred stock. The same effect has been excluded from diluted earnings per share for the twelve months ended December 31, 2023, because the impact would be antidilutive.

STRONGHOLD DIGITAL MINING, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31, 2023	December 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(101,825,493)	$(195,171,967)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	35,415,286	47,235,344
Accretion of asset retirement obligation	52,204	49,576
Gain on extinguishment of PPP loan	—	(841,670)
Loss on disposal of fixed assets	3,818,307	2,511,262
Realized (gain) loss on sale of miner assets	(52,000)	8,012,248
Change in value of accounts receivable	1,867,506	—
Amortization of debt issuance costs	212,566	2,935,795
Stock-based compensation	9,238,826	13,890,350
Loss on debt extinguishment	28,960,947	40,517,707
Impairments on equipment deposits	5,422,338	17,348,742
Impairments on miner assets	—	40,683,112
Changes in fair value of warrant liabilities	646,722	(4,226,171)
Changes in fair value of forward sale derivative	—	(3,435,639)
Realized gain on sale of derivative contract	—	(90,953)
Forward sale contract prepayment	—	970,000
Changes in fair value of convertible note	—	2,167,500
Other	470,905	2,217,458
(Increase) decrease in digital currencies:
Mining revenue	(62,236,771)	(58,763,565)
Net proceeds from sales of digital currencies	58,260,974	56,172,048
Impairments on digital currencies	910,029	8,339,660
(Increase) decrease in assets:
Accounts receivable	8,108,710	(8,725,271)
Prepaid insurance	6,728,976	6,908,215
Due from related parties	(91,617)	(5,671)
Inventory	274,845	(1,099,402)
Other assets	(234,858)	(603,963)
Increase (decrease) in liabilities:
Accounts payable	(4,250,888)	(3,093,265)
Due to related parties	28,241	(55,611)
Accrued liabilities	1,704,321	(180,943)
Other liabilities, including contract liabilities	(577,189)	(819,461)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(7,147,113)	(27,154,535)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(15,915,398)	(70,935,935)
Proceeds from sale of equipment deposits	—	13,013,974
Equipment purchase deposits – net of future commitments	(8,000,643)	(13,656,428)
Purchase of reclamation bond	(87,780)	—
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(24,003,821)	(71,578,389)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	(7,147,771)	(76,119,454)
Repayments of financed insurance premiums	(7,047,122)	(4,598,592)
Proceeds from debt, net of issuance costs paid in cash	(170,135)	152,358,118
Proceeds from private placements, net of issuance costs paid in cash	25,257,567	8,599,440
Proceeds from ATM, net of issuance costs paid in cash	11,175,989	—
Proceeds from exercise of warrants	316	—
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	22,068,844	80,239,512
NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,082,090)	(18,493,412)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	13,296,703	31,790,115
CASH AND CASH EQUIVALENTS – END OF PERIOD	$4,214,613	$13,296,703

Use and Reconciliation of Non-GAAP Financial Measures

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, impairments on digital currencies, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on derivative contracts, gains or losses on extinguishment of debt, realized gains or losses on sale of digital currencies, or changes in fair value of warrant liabilities in the period presented. See reconciliation below.

Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairments, realized gains on digital assets and realized gains and losses on the sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of Adjusted EBITDA should be read in conjunction with the financial statements furnished in our Form 10-K for the fiscal year ended December 31, 2023, expected to be filed on or around March 8, 2024. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

STRONGHOLD DIGITAL MINING, INC.
RECONCILIATION OF UNAUDITED ADJUSTED EBITDA

	Three months ended,		Twelve months ended,
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (Loss) (GAAP)	$(21,161)	$(47,407)	$(101,825)	$(195,172)
Plus:
Interest expense	2,418	3,098	9,846	13,911
Depreciation and amortization	9,390	10,001	35,415	47,235
Loss on debt extinguishment	—	7,662	28,961	40,518
Impairments on miner assets	—	24,083	—	40,683
Impairments on equipment deposits	—	5,120	5,422	17,349
Impairments on digital currencies	227	163	910	8,340
One-time, non-recurring expenses (1)	172	473	2,025	15,254
Realized (gain) loss on sale of miner assets	(52)	—	(52)	8,012
Changes in fair value of convertible note	—	—	—	2,168
Stock-based compensation	1,635	4,767	9,239	13,890
Loss on disposal of fixed assets	3,710	280	3,818	2,511
Realized gain on sale of derivative contract	—	—	—	91
Gain on extinguishment of debt	—	—	—	(842)
Realized gain on sale of digital currencies	(243)	(166)	(968)	(1,102)
Changes in fair value of forward sale derivative	—	—	—	(3,436)
Changes in fair value of warrant liabilities	6,227	(2,924)	647	(4,226)
Accretion of asset retirement obligation	13	31	52	31
Adjusted EBITDA (Non-GAAP)	$2,336	$5,182	$(6,510)	$5,216

(1) Includes the following non-recurring expenses: out-of-the-ordinary major repairs and upgrades to the power plant, settlement expenses from terminating the Northern Data hosting agreement, legal fees related to the extinguishment of the NYDIG debt, and other one-time items.

Investor Contact:

Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@Gateway-grp.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com